Exhibit 99.1

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer
For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Katie Pyra
(312) 553-6700

MILLER INDUSTRIES REPORTS 2015 THIRD QUARTER RESULTS

CHATTANOOGA, Tenn., November 4, 2015/PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the third quarter ended September 30, 2015.

For the third quarter of 2015, net sales were $126.2 million, an increase of 6.6%, compared to $118.4 million for the third quarter of 2014. Net income in the third quarter of 2015 was $3.2 million, or $0.28 per diluted share, a decrease of 9.3% as compared to net income of $3.5 million, or $0.31 per diluted share, in the prior year period.

Gross profit for the third quarter of 2015 was $12.8 million, or 10.1% of net sales, compared to $13.0 million, or 11.0% of net sales, for the third quarter of 2014. Selling, general and administrative expenses were $7.5 million, or 6.0% of net sales, compared to $7.2 million, or 6.1% of net sales, in the prior year period.

For the nine-month period ended September 30, 2015, net sales were $404.5 million, an increase of 17.3% compared to $345.0 million in the prior year period. The Company reported net income of $12.1 million, or $1.07 per diluted share, for the first nine months of 2015, compared to net income for the first nine months of 2014 of $9.2 million, or $0.82 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.16 per share, payable December 14, 2015, to shareholders of record at the close of business on December 7, 2015.

Jeffrey I. Badgley, Co-CEO of the Company, stated, "The momentum we have achieved throughout 2015 continued into the third quarter with a strong financial performance. During the quarter, we focused on improving our operations for the future, which necessitated a one week shut-down of manufacturing operations at our highest volume facility in Ooltewah, Tennessee for a plant reorganization. This plant reorganization and the work on the expansion of the facilities in Pennsylvania also had an impact on revenues during the quarter.”

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MILLER INDUSTRIES REPORTS 2015 THIRD QUARTER RESULTS	PAGE 2

Mr. Badgley added, "During the quarter, customer sentiment remained very positive. We continued to see high levels of quoting activity both domestically and globally, and we have a healthy pipeline of business as we enter the fourth quarter and beyond. During the quarter, we continued to work on several new tenders that are long-lived in nature. We did receive some awards from these tenders that have delivery dates that extend through 2016 and beyond in some cases.”

Mr. Badgley concluded, "Overall, we are very pleased with our performance in the quarter, as well as for the first nine months of the year. Looking ahead to the fourth quarter and into 2016, our outlook is very positive, as we continue to bid on new contracts, grow our backlog, and further build on our product offering successes. Finally, our balance sheet is strong and we remain committed to deploying our assets to enhance shareholder value.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, November 5, 2015, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/11537

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 19, 2015. The replay number is 1-877-870-5176, Passcode 7595479.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2015 THIRD QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; the effects of new regulation relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; a disruption in our information technology systems; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2014, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2015	2014	% Change	2015	2014	% Change
NET SALES	$126,205	$118,398	6.6%	$404,530	$344,998	17.3%

COSTS OF OPERATIONS	113,409	105,431	7.6%	362,241	308,583	17.4%

GROSS PROFIT	12,796	12,967	-1.3%	42,289	36,415	16.1%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	7,524	7,231	4.1%	22,612	21,361	5.9%

Interest Expense, Net	291	178	63.5%	699	374	86.9%

Other (Income) Expense, Net	(94)	31	-403.2%	227	148	53.4%

Total Operating Expenses	7,721	7,440	3.8%	23,538	21,883	7.6%

INCOME BEFORE INCOME TAXES	5,075	5,527	-8.2%	18,751	14,532	29.0%

INCOME TAX PROVISION	1,907	2,033	-6.2%	6,653	5,351	24.3%

NET INCOME	3,168	3,494	-9.3%	12,098	9,181	31.8%

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	-	N/A	-	66	-100.0%

NET INCOME ATTRIBUTABLE TO MILLER INDUSTRIES, INC.	$3,168	$3,494	-9.3%	$12,098	$9,247	30.8%

BASIC INCOME PER COMMON SHARE	$0.28	$0.31	-9.7%	$1.07	$0.82	30.5%

DILUTED INCOME PER COMMON SHARE	$0.28	$0.31	-9.7%	$1.07	$0.82	30.5%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.15	6.7%	$0.48	$0.45	6.7%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,341	11,302	0.3%	11,329	11,296	0.3%
DILUTED	11,368	11,354	0.1%	11,367	11,354	0.1%